UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019
AMN HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16753	06-1500476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100
San Diego, California 92130
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (866) 871-8519
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMN	NYSE

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 16, 2019, the Board of Directors (the “Board”) of AMN Healthcare Services, Inc. (the “Company”) voted to increase the size of the Board from eight members to nine members, and to elect Teri G. Fontenot as a new director to fill the vacancy created by such increase, with such appointment effective that day. Ms. Fontenot will serve a term expiring at the Company’s 2020 Annual Meeting of Shareholders or until she otherwise resigns, is removed, or becomes disqualified. The Board has determined that Ms. Fontenot qualifies as an independent director under New York Stock Exchange rules and the Company’s Director Independence Standards. Ms. Fontenot was also appointed as a member of the Board’s Audit Committee. The Board has also determined that Ms. Fontenot qualifies as an “audit committee financial expert” under New York Stock Exchange rules.
Ms. Fontenot is CEO Emeritus of Woman’s Hospital in Baton Rouge, Louisiana, one of the nation’s largest and preeminent women’s specialty hospitals. Her leadership service included serving as President and CEO of Woman’s Hospital for more than 23 years.
After serving as chief financial officer at three health systems, Ms. Fontenot, a Fellow of the American College of Healthcare Executives (FACHE), joined Woman’s Hospital in 1992 as CFO and became CEO in 1996. Under her leadership, Woman’s Hospital became the largest birthing hospital and neonatal intensive care unit in Louisiana. It is also the only independent, nonprofit women’s hospital in the country. Her leadership service includes numerous state and national healthcare boards, including terms as Chair of the American Hospital Association and the Louisiana Hospital Association. Ms. Fontenot is on the American College of Healthcare Executives Board of Governors, and she held a six-year term on the Advisory Committee on Research on Women’s Health for the National Institute of Health
For 12 years, Ms. Fontenot served on the board of directors of the Sixth District Federal Reserve Bank of Atlanta, including as the Audit Committee chair for two years. She was also previously a board member of the New Orleans Federal Reserve branch. She currently serves as an independent director and member of the Audit Committee of each of Amerisafe, Inc. and LHC Group, Inc.
In connection with her election to the Board and its Audit Committee, Ms. Fontenot received 1,356 restricted stock units with an aggregate grant date fair value of approximately $75,500, which will vest on the earlier of (a) the first anniversary of the grant date or (b) the Company’s 2020 Annual Meeting of Shareholders. Ms. Fontenot will also receive an annual cash retainer equal to $37,722. The foregoing compensation is based on the anticipated number of months of service time that she will complete leading up to the Company’s 2020 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: September 16, 2019	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer